                                                                   EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT



                                      among



                             IMASCO HOLDINGS, INC.,



                           HARDEE'S FOOD SYSTEMS, INC.



                                       and



                              CKE RESTAURANTS, INC.



                           Dated as of April 27, 1997





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                                TABLE OF CONTENTS

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                                    ARTICLE I

Section 1.1  Specific Definitions.......................................................1
Section 1.2  Other Terms................................................................8
Section 1.3  Other Definitional Provisions..............................................8

                              ARTICLE II

                           Purchase and Sale of Shares

Section 2.1  Purchase and Sale of Shares................................................8
Section 2.2  Note Amount................................................................8
Section 2.3  Closing; Delivery and Payment..............................................9
Section 2.4  Post-Closing Adjustment...................................................10

                              ARTICLE III

                    Representations and Warranties of Seller

Section 3.1  Organization and Authority of Seller......................................12
Section 3.2  Organization, Authority and Qualification of the Company..................13
Section 3.3  Capitalization of the Company.............................................14
Section 3.4  Subsidiaries of the Company...............................................15
Section 3.5  Financial Statements......................................................15
Section 3.6  Absence of Certain Changes or Events......................................16
Section 3.7  Title to Properties; Absence of Liens and Encumbrances, Etc...............17
Section 3.8  Litigation................................................................18
Section 3.9  Compliance with Law.......................................................18
Section 3.10 Contracts.................................................................18
Section 3.11 Consents and Approvals....................................................19
Section 3.12 Tax Matters...............................................................20
Section 3.13 Intellectual Property.....................................................20
Section 3.14 Labor Matters.............................................................21
Section 3.15 Employee Benefits.........................................................21
Section 3.16 Environmental Matters.....................................................23
Section 3.17 Insurance.................................................................24
Section 3.18 Brokers and Finders.......................................................24
Section 3.19 Securities Act............................................................24
Section 3.20 No Other Representations or Warranties....................................25
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                                   ARTICLE IV

                     Representations and Warranties of Buyer

Section 4.1  Organization and Authority of Buyer.......................................25
Section 4.2  Brokers and Finders.......................................................26
Section 4.3  Financial Capability......................................................26
Section 4.4  Securities Act............................................................26
Section 4.5  Consents and Approvals....................................................26
Section 4.6  Commitment Letters........................................................27
Section 4.7  Validity of Note and Authorization of Shares..............................27
Section 4.8  Registration Rights Agreement.............................................27
Section 4.9  No Other Representations or Warranties....................................27

                                    ARTICLE V

                                   Tax Matters

Section 5.1  Section 338(h)(10)........................................................28
Section 5.2  Liability for Taxes and Related Matters...................................28
Section 5.3  Transfer Taxes............................................................31
Section 5.4  Information to be Provided by Buyer.......................................31
Section 5.5  Assistance and Cooperation................................................32
Section 5.6  Tax Sharing Agreements....................................................32
Section 5.7  Survival of Obligations...................................................32

                                   ARTICLE VI

                              Certain Covenants and
                         Agreements of Seller and Buyer

Section 6.1  Access and Information....................................................33
Section 6.2  Registrations, Filings and Consents.......................................34
Section 6.3  Conduct of Business.......................................................35
Section 6.4  Restructuring Transactions................................................36
Section 6.5  Certain Buyer and Seller Obligations and Agreements.......................37
Section 6.6  Employee Benefit Plans....................................................37
Section 6.7  Nominee to Board of Directors.............................................39
Section 6.8  Note and Buyer Common Stock...............................................40
Section 6.9  Supply Agreement and Distribution Agreement...............................40
Section 6.10 Financing.................................................................40
Section 6.11 Receivables of HED........................................................40
Section 6.12 Retention of Books and Records............................................41
Section 6.13 Closing Date Financial Statements.........................................41
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Section 6.14 Delivery of Corporate Minutes and Bank Signature Cards....................42
Section 6.15 Further Assurances........................................................42

                                   ARTICLE VII

                              Conditions to Closing

Section 7.1  Conditions to Obligations of Buyer........................................42
Section 7.2  Conditions to Obligations of Seller.......................................43
Section 7.3  Conditions to Obligations of Buyer and Seller.............................44

                                  ARTICLE VIII

                                   Termination

Section 8.1  Termination...............................................................44
Section 8.2  Effect of Termination.....................................................45

                                   ARTICLE IX

                          Survival And Indemnification

Section 9.1  Survival of Representations, Warranties, Covenants and Agreements;
             Knowledge of Breach.......................................................45
Section 9.2  Indemnification by Buyer..................................................47
Section 9.3  Indemnification by Seller.................................................48
Section 9.4  Indemnification as Sole Remedy............................................49
Section 9.5  Method of Asserting Claims, Etc...........................................49

                                    ARTICLE X

                                  Miscellaneous

Section 10.1 Amendment and Waiver......................................................51
Section 10.2 Expenses..................................................................51
Section 10.3 Public Disclosure.........................................................51
Section 10.4 Assignment................................................................52
Section 10.5 Entire Agreement..........................................................52
Section 10.6 Fulfillment of Obligations................................................52
Section 10.7 Parties in Interest; No Third Party Beneficiaries.........................52
Section 10.8 Schedules.................................................................52
Section 10.9 Counterparts..............................................................53
Section 10.10 Section Headings.........................................................53
Section 10.11 Notices..................................................................53
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SECTION 10.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM...........54
Section 10.13 Severability............................................................56
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                  SCHEDULES

Schedule 2.4  Post-Closing Adjustment
Schedule 3.4  Subsidiaries of the Company
Schedule 3.5  Financial Statements
Schedule 3.6  Certain Changes or Events
Schedule 3.7  Title to Properties; Liens, Encumbrances, Etc.
Schedule 3.8  Litigation
Schedule 3.9  Compliance With Law
Schedule 3.10 Contracts
Schedule 3.11 Consents and Approvals
Schedule 3.12 Tax Matters
Schedule 3.13 Intellectual Property
Schedule 3.14 Collective Bargaining Agreements
Schedule 3.15 Employee Benefits
Schedule 3.16 Environmental Matters
Schedule 3.17 Insurance Policies
Schedule 4.5  Consents and Approvals
Schedule 4.6  Commitment Letter
Schedule 6.3  Conduct of Business
Schedule 6.11 Receivables of HED
Schedule 7.1  Conditions to Obligations of Buyer
Schedule 9.1  Survival of Representations, Warranties,
              Covenants and Agreements; Knowledge of Breach


                                     ANNEXES

Annex 2.2     Form of Note
Annex 4.8     Form of Registration Rights Agreement
Annex 6.4(c)  Form of Roy Rogers Agreement
Annex 6.9(a)  Form of FFM Supply Agreement
Annex 6.9(b)  Form of GVS Supply Agreement
Annex 6.9(c)  Form of Distribution Agreement
Annex 7.2(b)  Form of Opinion of Counsel of Buyer


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                  STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April
27, 1997, among IMASCO HOLDINGS, INC., a Delaware corporation ("Seller"), HARDEE'S FOOD SYSTEMS, INC., a North Carolina corporation (the "Company"), and CKE RESTAURANTS, INC., a Delaware corporation ("Buyer").


                              W I T N E S S E T H:

                  WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of the Company;

                  WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding shares of capital stock of the Company, as more specifically provided herein; and

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the par ties hereto agree as follows:


                                    ARTICLE I

                  Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Agreement" shall mean this Agreement and all Schedules hereto.

                  "Airport Property" shall have the meaning set forth in
Section 6.4(d).

                  "Alex. Brown" shall have the meaning set forth in Section 4.2.

                  "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice.

                  "Applicable Rate" shall mean the prime rate of Citibank, N.A. on the Closing Date.

                  "Assignee" shall have the meaning set forth in Section 6.11.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in The City of New York are authorized or obligated by law or executive order to close.

                  "Buyer" shall have the meaning set forth in the recitals.

                  "Buyer Common Stock" shall have the meaning set forth in
Section 4.7.

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 9.3.

                  "Chosen Courts" shall have the meaning set forth in Section 10.12.

                  "Claim Notice" shall have the meaning set forth in Section
9.5.

                  "Closing" shall have the meaning set forth in Section 2.3(a).

                  "Closing Date" shall have the meaning set forth in Section 2.3(a).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company" shall have the meaning set forth in the recitals.

                  "Company Plans" shall have the meaning set forth in Section 3.15.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 6.1(c).

                  "Contracts" shall have the meaning set forth in Section 3.1.

                  "CPA Firm" shall have the meaning set forth in Section 2.4(d).



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                  "Deductible" shall have the meaning set forth in Section
9.1(a).

                  "Distribution Agreement" shall have the meaning set forth in
Section 6.9.

                  "Encumbrances" shall have the meaning set forth in Section
3.3.

                  "Environmental Law" means any law, regulation, code, license, permit, order, judgment, decree or injunction of the United States, any State or political subdivision thereof (including any court thereof and any Governmental Entity) relating primarily to the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance as in effect on the date hereof.

                  "Equity Offering" shall mean the sale of equity securities referred to in Section 6.10.

                  "ERISA" shall have the meaning set forth in Section 3.15.

                  "ERISA Affiliate" shall have the meaning set forth in Section 3.15.

                  "FFM" shall mean Fast Food Merchandisers, Inc., a Colorado corporation.

                  "Financial Statements" shall have the meaning set forth in
Section 3.5.

                  "Franchise Offering Material" shall mean the Uniform Franchise Offering Circular currently in use by the Company.

                  "FTC" shall mean the Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Entity" shall mean any governmental or regulatory authority, agency, commission, body or other governmental entity of the United States of America or any State or political subdivision thereof.


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
                  "Hardee's Division" shall mean, collectively, the Hardee's Restaurant Division of the Company and HED.

                  "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.

                  "HED" shall mean the restaurant equipment sales and leasing business conducted by the Company under the name "Hardee's Equipment Division."

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" shall have the meaning set forth in
Section 9.3.

                  "Indemnifying Party" shall have the meaning set forth in
Section 9.5.

                  "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in the United States of, and applications in the United States to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in the United States; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in the United States; non-public information, trade secrets and confidential information and rights in the United States to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in the United States; registrations or applications for registration of copyrights in the United States, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                  "IRS" shall mean the Internal Revenue Service.



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                  "Knowledge", with respect to any Person, shall mean the actual knowledge of such Person, arising after due inquiry of such Person's senior executive officers but without the conduct by such Person of any independent investigation with respect to the facts or matters specified.

                  "Law" shall have the meaning set forth in Section 3.1.

                  "Leased Real Property" shall have the meaning set forth in
Section 3.7(a).

                  "Losses" shall have the meaning set forth in Section 9.2(a).

                  "Major Marks" shall have the meaning set forth in Section 3.13(b)(i).

                  "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, properties, operations or results of operations of the Restructured Business.

                  "Merrill Lynch" shall have the meaning set forth in Section
4.2.

                  "Morgan Stanley" shall have the meaning set forth in Section 3.18.

                  "Net Assets of the Restructured Business" shall mean the net assets of the Restructured Business as determined in accordance with Annex 2.4.

                  "Note" shall have the meaning set forth in Section 2.2.

                  "Note Amount" shall have the meaning set forth in Section 2.2.

                  "Notice Period" shall have the meaning set forth in Section
9.5.

                  "Owned Real Property" shall have the meaning set forth in
Section 3.7(a).

                  "Pension Plan" shall have the meaning set forth in Section
3.15.


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                  "Permitted Encumbrances" shall have the meaning set forth in
Section 3.7(a).

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

                  "Post-Closing Adjustment" shall have the meaning set forth in
Section 2.4(e).

                  "Purchase Price" shall have the meaning set forth in Section 2.1.

                  "Receivables of HED" shall have the meaning set forth in
Section 6.11.

                  "Registration Rights Agreement" shall have the meaning set forth in Section 4.8.

                  "Report" shall have the meaning set forth in Section 6.2.

                  "Resolution Period" shall have the meaning set forth in
Section 2.4(c).

                  "Restructured Business" shall mean the business of the Company and its Subsidiaries, assuming and giving effect to the consummation of the Restructuring Transactions.

                  "Restructured Business Entities" shall mean the Company and those of its Subsidiaries that will comprise the Restructured Business.

                  "Restructuring Transactions" shall mean the transactions described in Section 6.4.

                  "Retained Employee" shall have the meaning set forth in
Section 6.6(a).

                  "Retirement Plan" shall have the meaning set forth in Section 6.6(e).

                  "Roy Rogers Agreement" shall have the meaning set forth in
Section 6.4(c).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.


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
                  "Seller" shall have the meaning set forth in the Preamble.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 9.2(a).

                  "Seller's Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that includes Seller and the Company.

                  "Severance Benefits" shall have the meaning set forth in
Section 6.6(a).

                  "Shares" shall have the meaning set forth in Section 2.1.

                  "Statement of Net Assets" shall have the meaning set forth in
Section 2.4(a).

                  "Subsidiary" shall have the meaning set forth in Section 3.4.

                  "Supply Agreement" shall have the meaning set forth in
Section 6.9.

                  "Tax Package" shall have the meaning set forth in Section 5.4.

                  "Tax Returns" shall mean all federal, state, local or foreign tax returns, tax reports, and declarations of estimated tax, including without limitation consolidated federal income tax returns of Seller's Group.

                  "Taxes" shall mean all federal, state, local or foreign income, gross receipts, windfall or excess profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "Third Party Claim Notice" shall have the meaning set forth in Section 9.5.

                  "Unresolved Changes" shall have the meaning set forth in
Section 2.4(d).

                  "WARN" shall mean the Worker Adjustment and Retraining Notification Act.

                  Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

                  Section 1.3 Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The terms "dollars" and "$" shall mean United States Dollars.


                                   ARTICLE II

                           Purchase and Sale of Shares

                  Section 2.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the issued and outstanding shares of Common Stock, no par value (the "Shares"), of the Company for an aggregate purchase price of $327,000,000 (the "Purchase Price").

                  Section 2.2 Note Amount. If the net proceeds of the equity offering referred to in Section 7.1(c) are less than $150,000,000, Buyer may satisfy in part its obligation pursuant to Section 2.1 to pay Seller the Purchase Price by issuing to Seller a convertible promissory note to Seller in the form of Annex 2.2 (the "Note") in a principal amount (such principal amount, the "Note Amount") equal to the difference between $150,000,000.00 and the net proceeds of such equity offering that have been received by the Company on or before the Closing Date; provided that the Note Amount shall not exceed $50,000,000.00. Buyer shall deliver to Seller a written notice specifying the Note Amount not less than three (3) Business Days prior to the Closing Date.

                  Section 2.3 Closing; Delivery and Payment.

                  (a) The delivery of the Shares and payment therefor (the "Closing") shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M. local time, on June 30, 1997, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date".

                  (b)      At the Closing:

                           (i) Seller shall deliver to Buyer certificates representing the Shares, duly endorsed and in form for transfer to Buyer;

                           (ii) Buyer shall pay to Seller, by wire transfer, to an account designated by Seller not less than two (2) Business Days prior to the Closing, immediately available funds equivalent to (A) the Purchase Price minus (B) the Note Amount; and

                           (iii) If Buyer has elected to issue the Note pursuant to Section 2.2, Buyer shall execute and deliver to Seller the Note in principal amount equivalent to the Note Amount.

                  (c) Except as provided in Section 2.3(d), on the Closing Date all intercompany accounts between the Restructured Business Entities, on the one hand, and Seller or its Affiliates (other than the Restructured Business Entities), on the other hand, shall be canceled, and the respective amounts shall be recorded as contributions to capital; provided, however, that all such accounts which represent obligations of Seller and its Affiliates (excluding
FFM) to the Restructured Business Entities shall be paid in full on or prior to the Closing Date.

                  (d) On and after the Closing Date, Seller shall cause FFM, and Buyer shall cause the Restructured Business Entities, to pay all accounts receivable and repay all indebtedness between FFM, on the one hand, and the Restructured Business Entities, on the other hand, in each case in accordance with the respective terms thereof.

                  (e) If the Note shall have been delivered pursuant to this Agreement and the net proceeds from the equity offering referred to in Section 7.1(c) shall increase

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
within 30 days subsequent to the Closing Date, either through the exercise by the underwriters of an over-allotment option or otherwise, then Buyer shall promptly redeem, at a redemption price equal to 100% of the principal amount redeemed, a principal amount of the Note equivalent to the amount of such increase, and shall pay such redemption price to Seller together with the accrued and unpaid interest on such principal amount to the date of such redemption upon the written demand by Seller therefor. The parties agree to execute such documents as may be necessary to evidence such redemption.

                  (f) If the Note shall have been delivered pursuant to this Agreement, Buyer shall be entitled to redeem the Note, in whole but not in part, within 90 days after the Closing, at the aggregate principal amount thereof. The parties agree to execute such documents as may be necessary to evidence such redemption.

                  Section 2.4 Post-Closing Adjustment. (a) As soon as practicable, but in no event later than 30 days following the Closing Date, Seller shall prepare and deliver a Statement of Net Assets of the Restructured Business, as of the Closing, certified by Deloitte & Touche prepared in accordance with Schedule 2.4 hereto (the "Statement of Net Assets").

                  (b) During the preparation of the Statement of Net Assets as provided in Section 2.4(a) and the period of any review or dispute as provided in this Section 2.4, Buyer shall, and shall cause the Company to, (1) provide Seller and Seller's authorized representatives with full access to the books, records, facilities and employees of the Company and its Subsidiaries, and (2) cooperate fully with Seller and Seller's authorized representatives, including the provision on a timely basis of all necessary or useful information.

                  (c) After receipt of the Statement of Net Assets, Buyer shall have 30 days to review the Statement of Net Assets, together with the workpapers used in the preparation thereof. Buyer and its authorized representatives shall have full access to (1) all relevant books, records and employees of Seller and
(2) Seller's accountants and their relevant supporting workpapers. Unless Buyer delivers written notice to Seller on or prior to the 30th day after Buyer's receipt of the Statement of Net Assets stating that Buyer has objections to the Statement of Net Assets and describing any such objections with particularity, Buyer shall be deemed to have accepted and agreed to the Statement of Net Assets. If on or prior to the 30th day after Buyer's receipt of the Statement of Net Assets, Buyer notifies Seller of its objections to the Statement of Net Assets, Buyer and Seller shall, within 10 days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  (d) Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to a nationally recognized firm of independent accountants independent of Seller, Buyer and their respective Affiliates (such firm being referred to as the "CPA Firm"), within 10 days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the CPA Firm, an engagement letter containing reasonable terms. All fees and expenses relating to the work, if any, to be performed by the CPA Firm shall be borne pro rata by Seller and Buyer in proportion to the allocation of the dollar amount of the Unresolved Changes between Buyer and Seller made by the CPA Firm, such that the prevailing party shall pay the lesser proportion of the fees and expenses. The CPA Firm shall act as an arbitrator to determine, based on the provisions of this Section 2.4, only the Unresolved Changes and the determination of each amount in the Unresolved Changes shall be no less than the lesser of the amount claimed by either Buyer or Seller and shall be no greater than the greater amount claimed by either Buyer or Seller. The CPA Firm's determination of the Unresolved Changes shall be made within 30 days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to Seller and Buyer and shall be final, binding and conclusive on the parties for all purposes.

                  (e) In the event that Buyer and Seller agree to the Statement of Net Assets, then within five (5) Business Days following such agreement Seller shall pay to Buyer the amount, if any, by which the Purchase Price exceeds the net assets set forth in the Statement of Net Assets, or Buyer shall pay to Seller the amount, if any, by which the net assets set forth in the Statement of Net Assets exceeds the Purchase Price (the "Post-Closing Adjustment"). In the event that there are Unresolved Changes at the end of the Resolution Period, then (1) if Buyer and Seller agree that a


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
Post-Closing Adjustment is owed to one Party regardless of the ultimate resolution of any Unresolved Changes, then the minimum amount which Buyer and Seller agree is owed to such Party shall be paid within five (5) Business Days after the end of the Resolution Period and any additional amounts owing to such Party with respect to the Unresolved Changes shall be paid within five (5) Business Days after resolution thereof by the CPA Firm or (2) in all other cases, any and all payments shall be made within five (5) Business Days after resolution of the Unresolved Changes by the CPA Firm.

                  (f) Any payments made pursuant to this Section 2.4 shall be accompanied by interest at the Applicable Rate from the Closing Date up to and including the date of payment.

                  (g) Any payments made in respect of the Post-Closing Adjustment or Unresolved Changes shall be deemed to be adjustments to the Purchase Price for all Tax purposes.


                                   ARTICLE III

                    Representations and Warranties of Seller

                  The Company (except with respect to Sections 3.1 and 3.11) and Seller represent and warrant to Buyer as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

                  Section 3.1 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or similar power and authority, and has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by Seller do not, and the consummation by the Seller of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Seller, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Seller (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Seller, (C) to the Knowledge of Seller, assuming compliance with the matters referred to in Sections 3.11 and 4.5, a violation of any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or Governmental Entity ("Law") or any governmental or non-governmental permit or license to which Seller is subject or
(D) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B), (C) or (D) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

                  Section 3.2 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, has all requisite corporate or similar power and authority, and has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or by-laws of the Company,
(B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Restructured Business Entities (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Restructured Business Entities, (C) to the Knowledge of the Company, assuming compliance with the matters referred to in Sections 3.11 and 4.5, a violation of any Law or governmental or non-governmental permit or license to which the Restructured Business Entities is subject or (D) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B), (C) or (D) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to cause a Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                  Section 3.3 Capitalization of the Company. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, no par value, of which only 225 Shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, no par value, with a stated value of $12.50 per share, of which no shares are issued and outstanding. The Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Seller free and clear of any lien, pledge, security interest, claim or other encumbrances (collectively, "Encumbrances"), other than such Encumbrances which were incurred by Buyer or caused to be incurred by the Company or any Subsidiary by Buyer as a result of the transactions contemplated by this Agreement. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

                  Section 3.4 Subsidiaries of the Company. Schedule 3.4 hereto lists the name of each Person (other than natural persons) comprising the Restructured Business of which the Company owns, beneficially and of record, securities representing 50 percent (50%) or more of the aggregate voting power (each, a "Subsidiary," and, collectively, the "Subsidiaries"), together with the jurisdiction of its organization and the record and beneficial holder of the shares of such Subsidiary. All shares of capital stock of each Subsidiary are owned by the Company or a Subsidiary, as the case may be, are free and clear of all Encumbrances, other than such Encumbrances which were incurred by Buyer or caused to be incurred by the Company or any Subsidiary by Buyer as a result of the transactions contemplated by this Agreement, and all such capital stock is duly authorized, validly issued, fully paid and nonassessable. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the power and authority to own or lease its assets and to carry on its business substantially as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect. The Company does not own, directly or indirectly, an equity or other ownership interest in any Person other than the Subsidiaries.

                  Section 3.5 Financial Statements. Attached hereto as Schedule
3.5 is a copy of the balance sheets of the Hardee's Division as of December 31, 1995 and December 31, 1996 and the statements of operations, stockholder's equity and cash flows for the Hardee's Division for each of the fiscal years ended December 31, 1994, 1995 and 1996 (collectively, with the notes thereto, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be noted therein), and present fairly, in all material respects, the financial position of the Hardee's Division as of December 31, 1995 and December 31, 1996, respectively, and the statements of operations, stockholder's equity and cash flows, respectively, of the Hardee's Division for each of the fiscal years ended December 31, 1994, 1995 and 1996. Except as disclosed in the Financial Statements and except for liabilities incurred in the ordinary course of business by the Restructured Business Entities after December 31, 1996, none of the Restructured Business Entities have incurred any liability (contingent or otherwise) that would be required by GAAP to be reflected on a balance sheet of the Restructured Business Entities or described in the notes thereto.

                  Section 3.6 Absence of Certain Changes or Events. Except in connection with the Restructuring Transactions or as set forth in Schedule 3.6, since December 31, 1996 the Company and the Subsidiaries have conducted their businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practice and there has not been (i) any change, except for changes resulting from the Restructuring Transactions, in the financial condition, properties, business or results of operations of the Company and the Subsidiaries, except those changes that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of the Subsidiaries not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock disclosed in a Schedule hereto; (iv) any change by the Company in accounting principles, practices or methods; (v) any labor dispute, other than routine matters which have not had a Material Adverse Effect; (vi) except for increases or amendments in the ordinary and usual course of business consistent with past practice or as required by law, any material increase in the compensation payable or to become payable by the Company or any Subsidiary to any of their directors, officers or employees or any increase in the benefits under, or adoption or amendment of, any bonus, insurance, pension or other employee benefit plan, payment or arrangement, for or with any such directors, officers or employees; or (vii) any transactions between any of the Restructured Business Entities and FFM other than in the ordinary course of business consistent with past practices.

                  Section 3.7 Title to Properties; Absence of Liens and Encumbrances, Etc. (a) Schedule 3.7(a)(i) hereto lists all leases and subleases of real property entered into by the Company or its Subsidiaries at the locations described thereon as of the date hereof other than those leases and subleases that are not material, individually or in the aggregate, to the Company and the Subsidiaries considered as a whole or will not be retained by the Restructured Business (the "Leased Real Property").
Schedule 3.7(a)(ii) hereto lists all properties owned by the Company or its Subsidiaries as of the date hereof other than those properties that are not material, individually or in the aggregate, to the Company and the Subsidiaries considered as a whole and those properties that will not be retained by the Restructured Business (the "Owned Real Property"). Except as set forth on
Schedule 3.7(a)(iii) hereto, each of the Company and the Subsidiaries has good and, in the case of the Owned Real Property, marketable title to, or a valid and binding leasehold interest in, all of the Leased Real Property and Owned Real Property free and clear of any Encumbrances, except for: (i) any Encumbrances reflected in the Financial Statements; (ii) any Encumbrances incurred or created since December 31, 1996 in the ordinary and usual course of business consistent with past practice and which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; (iii) any Encumbrances which, alone or in the aggregate, would not have a Material Adverse Effect; (iv) any Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (v) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens and encumbrances imposed by operation of law arising in the ordinary and usual course of business consistent with past practice or being contested in good faith by appropriate proceedings; and (vi) easements, rights of way or other similar matters of title to real property that do not materially effect the title to, or the use of, such real property (the "Permitted Encumbrances").

                  (b) Neither the Company nor any such Subsidiary is in default under any leases under which the Company or any Subsidiary is the lessee of real or personal property, except defaults which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.8 Litigation. Except as set forth in Schedule 3.8 hereto, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Seller and the Company, threatened against the Company or any Subsidiary at law, in equity or otherwise, in, before, or by, any court or Governmental Entity or authority which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. None of the Company or any of its Subsidiaries or their respective assets or properties is subject to any order, writ, judgment, injunction, decree or award that would be reasonably likely to have a Material Adverse Effect.

                  Section 3.9 Compliance with Law. Except as set forth in
Schedule 3.9, the Restructured Business is not being conducted in violation of any applicable Law, and all governmental approvals, permits and licenses required to conduct the Restructured Business have been obtained, except for any noncompliance which, alone or in the aggregate, do not and would not be reasonably likely to have a Material Adverse Effect; it being understood that nothing in this representation is intended to address any compliance issue that is (x) related to any Environmental Law or (y) the subject of any other representation or warranty set forth herein.

                  Section 3.10 Contracts. (a) Schedule 3.10(a) lists the following Contracts to which the Company or any Subsidiary is a party on the date hereof:

                     (i) any agreement the performance of which is expected to involve consideration in excess of $200,000 per annum;

                     (ii) any agreement which restricts or contains limitations on the ability of any of the Company or its Subsidiaries to freely conduct business in the United States;

                     (iii) any collective bargaining agreement;

                     (iv) any agreement with the Seller or its Affiliates (other than the Company and the Subsidiaries);

                     (v) any employment agreement;

                     (vi) any agreement which relates to indebtedness owed by any Restructured Business Entity having a principal amount of $200,000.00 or more, or the guarantee thereof; and

                     (vii) any agreement or commitment to purchase, sell or dispose of, subsequent to the date hereof, any restaurant unit owned by the Company or any of its Subsidiaries, except for the agreements specified in Section 6.4.

                  (b) Schedule 3.10(b) lists each franchisee of the Company and the number of restaurants for which the Company has granted such franchisee franchises, and such Schedule is true and complete as of the date hereof.

                  (c) Seller has made available to Buyer a correct and complete copy of each Contract listed in Schedule 3.10(a), together with any and all amendments or modifications thereto. Subject to such exceptions that, individually or in the aggregate, would not have a Material Adverse Effect, each such Contract is valid, binding, enforceable, and in full force and effect, none of the Company or any of its Subsidiaries is in breach or default under any such Contract and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract.

                  Section 3.11 Consents and Approvals. Other than the filings and/or notices (A) set forth in Schedule 3.11, (B) under the HSR Act or (C) in connection with any Leased Real Property, no notices, reports or other filings are required to be made by Seller, the Company or any of the Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Seller, the Company or any Subsidiary from, any Person, in connection with the execution and delivery of this Agreement by Seller and the Company and the consummation by Seller and the Company of the transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

                  Section 3.12 Tax Matters. Except as set forth in Schedule 3.12, (i) all Tax Returns that are required to be filed by or with respect to the Seller's Group, the Company and its Subsidiaries, have been duly filed, or, where not so filed, are covered under an extension that has been obtained therefor, (ii) to the Seller's Knowledge, all such Tax Returns are true, complete and correct, (iii) to the Seller's Knowledge, all Taxes due and payable by the Seller's Group, the Company and its Subsidiaries have been paid in full, (iv) none of the Tax Returns referred to in Schedule 3.12(a) has been examined by the IRS or the appropriate state, local or foreign taxing authority, (v) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause
(i) are currently pending, (vii) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Seller's Group, the Company or its Subsidiaries, (viii) to the Seller's Knowledge, there is no claim or assessment threatened against Seller, the Company or its Subsidiaries, (ix) to the Seller's Knowledge, each of the Company and its Subsidiaries has withheld and timely paid to the appropriate taxing authority the required amounts in compliance with all tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security and employment tax withholding), (x) to the Seller's Knowledge, neither the Company nor any of its Subsidiaries has made any payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible, in whole or in part, under Section 280G or 162(m) of the Code, (xi) Seller is not a foreign person subject to withholding under Section 1445 of the Code, and (xii) none of the Company and its Subsidiaries was part of an affiliated group (within the meaning Section 1504(a) of the Code) other than one in which the Seller is the common parent.

                  Section 3.13 Intellectual Property.

                  (a) Schedule 3.13(a) sets forth a list and brief description (including where applicable the country of registration) of (i) all patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications that are owned by the Company or the Subsidiaries and used in the Restructured Business and (ii) all agreements under which the Company or the Subsidiaries are licensed or otherwise permitted to use patents, trademarks and copyrights which are material to the Restructured Business.

                  (b) To the Knowledge of the Company (i) except as set forth in
Schedule 3.13(b)(i), with respect to Intellectual Property of the Company and the Subsidiaries other than trademarks, no product (or component thereof or process) used, sold or manufactured by the Restructured Business infringes on or otherwise violates the valid and enforceable patents of any other Person or any confidentiality obligation enforceable against the Company, (ii) with respect to the trademarks listed in Schedule 3.13(b)(ii) (the "Major Marks"), except as set forth in Schedule 3.13(b)(iii), there are no restrictions that would materially impair the use of the Major Marks in connection with the Restructured Business and the Major Marks do not infringe upon or otherwise violate the valid and registered trademarks of any other Person, and (iii) no Person is challenging or, to the Knowledge of the Company, infringing or otherwise violating the Intellectual Property of the Company and the Subsidiaries (excluding trademarks included on Schedule 3.13(b)(ii)), except in each case for challenges, infringements or violations, which alone or in the aggregate, would not be reasonably likely to materially adversely affect the Company's ability to conduct the Restructured Business substantially as heretofore conducted.

                  Section 3.14 Labor Matters. Except as set forth in Schedule 3.14, neither the Company nor any Subsidiary is a party to any material collective bargaining agreement respecting its employees, nor is there pending, or to the Knowledge of the Company threatened, any strike, walkout or other work stoppage or any union organizing effort by or respecting the employees.


                  Section 3.15 Employee Benefits.

                     (i) Schedule 3.15(i) hereto contains a list of each employee benefit, stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, incentive and deferred compensation plan, agreement, program, policy or other arrangement for current or former employees of the Company or the Subsidiaries which is maintained, sponsored or contributed to by the Company or the Subsidiaries. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans". The Company has furnished to Buyer all employment agreements maintained by the Company or any of its Subsidiaries, and there are no more than two such agreements.

                     (ii) There are no "multiemployer plans", within the meaning of Section 3(37) of ERISA, covering employees of the Company or the Subsidiaries.

                     (iii) With respect to each Company Plan, the Company has delivered or made available to Buyer a complete copy (or, to the extent no such copy exists, a summary description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter; (C) any summary plan description; and (D) for the most recent plan year (I) the Form 5500 and attached schedules, (II) audited financial statements and (III) actuarial valuation reports.

                     (iv) All Company Plans are in substantial compliance with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has received a favorable determination letter from the IRS with respect to the qualified status of each Company Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code and the Company is not aware of any circumstances which are reasonably likely to cause the revocation of such letter. There is no material pending or, to the Knowledge of the Company, threatened action, suit or claim relating to the Company Plans. Neither the Company nor any of the Subsidiaries has engaged in any transactions with respect to any Company Plan that, assuming the "taxable period" (as defined in Section 4975(f) of the Code) with respect to such transaction expired as of the date hereof, could be reasonably likely to subject the Company or any of the Subsidiaries to a material tax or penalty imposed by Section 4975 of the Code.

                         (v)  As of the date hereof, no liability under
Title IV of ERISA has been or is expected to be incurred by the Company or any of the Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), other than the payment of premiums to the Pension Benefit Guaranty Corporation contributed to by the Company or any of the Subsidiaries or any ERISA Affiliate. Neither the Company nor any of the Subsidiaries has contributed, or been obligated to contribute, to a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) at any time during the six-year period prior to the date hereof.

                     (vi) All contributions required to be made by the Company or any of the Subsidiaries under the terms of any Company Plan have been timely made or have been reflected in the Financial Statements. Neither any Pension Plan nor any single employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) whether or not waived. Neither the Company nor any of the Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                     (vii) Except as set forth on Schedule 3.15(vi), neither the Company nor any of the Subsidiaries has any obligations for retiree health and life benefits under any Company Plan.

                     (viii) Except as set forth on Schedule 3.15(vii), the consummation of the transactions contemplated by this Agreement will not (x) entitle any of the employees of the Company or any of the Subsidiaries to severance pay or (y) accelerate or provide any other rights or credits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Company Plans.

                  Section 3.16 Environmental Matters. Except as disclosed in
Schedule 3.16, or as would not be reasonably likely to have a Material Adverse Effect, the Company and each of its Subsidiaries (i) is to its Knowledge in substantial compliance with applicable Environmental Laws; (ii) has not received any written notices from any Government Entity alleging the violation of any applicable Environmental Law and, to the Knowledge of Seller and the Company, no such allegations have been raised by any Person; (iii) is not the subject of any court order, administrative order or decree arising under any Environmental Law; and (iv) to its Knowledge has not generated, stored, used, emitted, discharged or disposed of any Hazardous Substance except as permitted under applicable Environmental Laws.

                  Section 3.17 Insurance. Schedule 3.17 hereto lists all insurance policies maintained by or on behalf of the Company or any of the Subsidiaries. The Company has insured against the same risks covered by the policies listed in Schedule 3.17 at all times during the four-year period prior to the date of this Agreement, in policy amounts and with policy limits substantially similar, in the aggregate, to the policies listed in Schedule 3.17.

                  Section 3.18 Brokers and Finders. Other than Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Seller, the Company and the Subsidiaries have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. Seller agrees to bear all costs it incurs, including fees and expenses of Morgan Stanley, in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

                  Section 3.19 Securities Act. If the Note is issued and delivered pursuant to this Agreement, Seller is acquiring the Note solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the Note, and the shares of Buyer's Common Stock issuable upon conversion thereof, have not been registered under the Securities Act or any applicable state securities law, and that such Note and such shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

                  Section 3.20 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Seller, the Company, any Subsidiary nor any other Person makes any other express or implied representation or warranty on behalf of Seller, the Company or any Subsidiary.

                                   ARTICLE IV

                     Representations and Warranties of Buyer

                  Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

                  Section 4.1 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or similar power and authority, and has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles. The execution, delivery and performance of this Agreement by Buyer do not, and the consummation by Buyer of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Buyer, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Buyer (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Buyer, (C) to the Knowledge of Buyer, assuming compliance with the matters referred to in Sections
3.11 and 4.5, violate any Law or governmental or non-governmental permit or license to which Buyer is subject or (D) any change in the rights or obligations of any party under any of the Contracts to which Buyer is party, except, in the case of clause (B), (C) or (D) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

                  Section 4.2 Brokers and Finders. Other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Alex. Brown & Sons Incorporated ("Alex. Brown"),

Buyer has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. Buyer agrees to bear all costs it incurs, including fees and expenses of Merrill Lynch and Alex. Brown, in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

                  Section 4.3 Financial Capability. On the Closing Date, assuming satisfaction of the condition set forth in Section 7.1(c), Buyer will have sufficient funds to purchase the Shares on the terms and conditions contemplated by this Agreement.

                  Section 4.4 Securities Act. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowl edges that the Shares are not registered under the Securities Act or any applicable state securities law, and that such Shares may not be transferred or sold except pur suant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursu ant to state securities laws and regulations as applicable.

                  Section 4.5 Consents and Approvals. Other than the filings and/or notices (A) set forth in Schedule 4.5 and (B) under the HSR Act, no notices, reports or other filings are required to be made by Buyer with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer from, any Person, in connection with the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

                  Section 4.6 Commitment Letter. Buyer has delivered to Seller the letter from Banque Paribas attached as Schedule 4.6 hereto. Such letter remains in full force and effect and has not been amended, supplemented, modified or withdrawn.

                  Section 4.7 Validity of Note and Authorization of Shares. The Note has been duly authorized and, if issued and delivered pursuant to this Agreement, shall have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The shares of Common Stock, par value $0.01 per share, of Buyer ("Buyer Common Stock") initially issuable upon conversion of the Note have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Note, will be duly and validly issued, fully paid and non-assessable.

                  Section 4.8 Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Annex 4.8 (the "Registration Rights Agreement") has been duly authorized and, if executed and delivered pursuant to this Agreement, shall have been duly executed and delivered and shall constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 4.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                    ARTICLE V

                                   Tax Matters

                  Section 5.1 Section 338(h)(10).

                  (a) Election. Seller and Buyer shall make a joint election under Section 338(h)(10) of the Code with respect to the purchase of the Shares and under any similar provisions of state law. Seller represents that its sale of the Shares is eligible for, and Buyer represents that it is qualified to make, such election. Seller and Buyer agree to prepare and file IRS Form 8023, required schedules thereto, and any similar state forms in a timely fashion in accordance with the rules under Section 338 of the Code or under a similar provision of state law, as the case may be. If any changes are required in these forms subsequent to their filing, the parties will promptly agree on such changes.

                  (b) Allocation of Purchase Price. Seller and Buyer will cause their respective accountants to negotiate in good faith, on their behalf, and agree to a purchase price and an allocation of that price among the assets of the Restructured Business Entities that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code or state law equivalent. Buyer and Seller shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including IRS Form 8594 or any equivalent statement.

                  Section 5.2 Liability for Taxes and Related Matters.

                  (a) Seller's Indemnification of Buyer. Seller shall be liable for and indemnify Buyer for all Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Restructured Business Entities and Taxes resulting from the Restructured Business Entities ceasing to be a member of the Seller's Group, or attributable to the election to be made under Section 338(h)(10) of the Code and any state law equivalent) (i) imposed on Seller's Group (other than the Restructured

Business Entities) for any taxable year and (ii) imposed on the Restructured Business Entities or for which the Restructured Business Entities may otherwise by liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. Seller shall also indemnify, defend and hold harmless Buyer from all costs and expenses incurred by Buyer (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which Seller is required to indemnify Buyer under this Article V. Except as set forth in Section 5.2(e), Seller shall be entitled to any refund of Taxes of the Restructured Business Entities received for such periods.

                  (b) Buyer's Indemnification of Seller. Buyer shall be liable for and indemnify Seller for the Taxes of the Restructured Business Entities for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. Buyer shall also indemnify, defend and hold harmless Seller from all costs and expenses incurred by Seller (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which Buyer is required to indemnify Seller under this Article V. Buyer shall be entitled to any refund of Taxes of the Restructured Business Entities received for such periods.

                  (c) Taxes for Short Taxable Year. For purposes of paragraphs
(a) and (b), whenever it is necessary to determine the liability for Taxes of the Restructured Business Entities for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Restructured Business Entities for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Restructured Business Entities had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

                  (d) Adjustment to Purchase Price. Any payment by Buyer or Seller under this Article V will be an adjustment to the Purchase Price.

                  (e) Refunds from Carrybacks. If Seller becomes entitled to a refund or credit of Taxes for any period for which it is liable under Section 5.2(a) to indemnify Buyer and such Taxes are attributable solely to the carryback of losses, credits or similar items attributable to the Restructured Business Entities and from a taxable year or period that begins after the Closing Date, Seller shall promptly pay to Buyer the amount of such refund or credit together with any interest thereon. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed, Buyer shall indemnify and hold harmless Seller for any tax liability, including interest and penalties, assessed against Seller by reason of the reduction or disallowance.

                  (f) Tax Returns. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Restructured Business Entities for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Restructured Business Entities for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Seller shall pay Buyer the Taxes for which Seller is liable pursuant to Section 5.2(a) but which are payable with Tax Returns to be filed by Buyer pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.

                  (g) Contest Provisions. Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of its affiliates or the Restructured Business Entities of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Restructured Business Entities for which Seller would be required to indemnify Buyer pursuant to Section 5.2(a), provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder. Seller shall have the sole right to represent the Restructured Business Entities' interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Buyer or the Restructured Business Entities for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified Buyer against the effects of any such settlement.

                  Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 5.2(a) and, with the written consent of Buyer, and at its sole expense, may assume the entire defense of such tax claim. Neither Buyer nor the Company and nor any of its Subsidiaries may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 5.2(a) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  Section 5.3 Transfer Taxes. All transfer taxes which may be imposed or assessed as a result of Buyer's acquisition of the Shares shall be borne equally by Seller and Buyer.

                  Section 5.4 Information to be Provided by Buyer. With respect to the taxable period in 1997 prior to the Closing Date, Buyer shall promptly cause the Restructured Business Entities to prepare and provide to Seller a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice of the Restructured Business Entities including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income. Buyer shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to Seller within one hundred twenty (120) days after the Closing Date.

                  Section 5.5 Assistance and Cooperation. After the Closing Date, each of Seller and Buyer shall:

                  (a) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article V;

                  (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Restructured Business Entities;

                  (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Restructured Business
Entities;

                  (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Restructured Business Entities for taxable periods for which the other may have a liability under this
Article V, provided, that failure to comply with this provision shall not affect the other party's rights to indemnification hereunder; and

                  (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

                  Section 5.6 Tax Sharing Agreements. Any and all tax sharing, tax indemnity, or tax allocation agreements with respect to which the Company or any of its Subsidiaries was a party at any time prior to the Closing shall terminate upon the Closing. No further amounts shall be payable by the Company or any of its Subsidiaries under such agreements following the Closing.

                  Section 5.7 Survival of Obligations. The obligations of the parties set forth in this Article V shall be unconditional and absolute and shall remain in effect without limitation as to time.


                                   ARTICLE VI

                              Certain Covenants and
                         Agreements of Seller and Buyer

                  Section 6.1 Access and Information. (a) Seller shall permit Buyer and its representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to the real property owned or leased by the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries, and shall furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the business and properties of the Restructured Business as Buyer shall from time to time reasonably request, provided that the foregoing shall not require Seller to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any trade secrets of third parties or violate any of Seller's, the Company's or any of the Subsidiaries' obligations with respect to confidentiality if Seller shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. Seller shall cause the Company to provide to Buyer such assistance and other information, including, without limitation, information concerning the Restructured Business Entities, the Restructured Business and the historical consolidated financial statements of the Company, of the type and nature that would be required to be included in a registration statement under the Securities Act in connection with an underwritten public offering of the Company's equity securities, for inclusion in any public filing by Buyer under or pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended. Disclosure of such financial statements and information in any such filing shall not constitute a violation of the confidentiality provisions of this Agreement or the Confidentiality Agreement. Seller will assist Buyer and its representatives in gaining access to the franchisees of the Company and the Subsidiaries.

                  (b) In the event of the termination of this Agreement, Buyer at its own expense shall promptly deliver (without retaining any copies thereof) to Seller, or (at Seller's option) confirm in writing to Seller that it has destroyed, all information furnished to Buyer or its representatives by Seller, the Company, the Subsidiaries or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so obtained before or after the execution hereof, and all analyses, compilations, forecasts, studies or other documents prepared by Buyer or its representatives which contain or reflect any such information. Buyer shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such information in its business or in any other manner or for any other purpose except as contemplated hereby.

                  (c) All information provided or obtained pursuant to clause
(a) above shall be held by Buyer in accordance with and subject to the terms of the Confidentiality Agreement, dated February 3, 1997, between Buyer and Seller (the "Confidentiality Agreement").

                  Section 6.2 Registrations, Filings and Consents. Seller and Buyer will cooperate and use their respective best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required, necessary or desirable in connection with the transactions contemplated hereby. Buyer and Seller will promptly file documentary materials required by the HSR Act and each of the items listed in
Schedule 3.11 and promptly file any additional information requested as soon as practicable after receipt of request thereof; provided that each party shall duly file with the FTC and the Antitrust Division the notification and report form (the "Report") required under the HSR Act with respect to the sale and purchase of Shares and the potential conversion of the Note no later than three
(3) Business Days after the date hereof. Buyer and Seller shall use their respective best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

                  Section 6.3 Conduct of Business. (a) Prior to the Closing, and except as otherwise expressly provided for by this Agreement or consented to or approved by Buyer in writing, Seller covenants and agrees that the Company and the Subsidiaries shall, and Seller shall cause the Company and the Subsidiaries to, operate their business only in the ordinary and usual course consistent with past practice. Except as otherwise provided herein and except as provided in
Schedule 6.3, Seller agrees that, between the date of this Agreement and the Closing Date and without the prior written consent of Buyer, it will not permit the Company or any of its Subsidiaries to:

                      (i) sell or otherwise dispose of all or substantially all of its assets or merge or consolidate with or into any other Person;

                      (ii) incur any indebtedness or other obligations for money borrowed, other than in the ordinary course of business consistent with past practice;

                      (iii) increase the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its directors, officers or employees, other than in the ordinary course of business consistent with past practice, or increase the benefits under, or adopt or amend, any bonus, severance, insurance, pension or other employee benefit plan, payment or arrangement for or with, or lend or advance any sum or extend credit to, any such director, officer or employee;

                      (iv) settle or compromise any material claim or litigation, or amend, modify or materially alter any franchise agreements;

                      (v) enter into any transaction with FFM other than in the ordinary course of business consistent with past practice; or

                      (vi) change its accounting methods, principles or practices (except as required by GAAP).

                  (b) Prior to the Closing, Seller shall cause the Company to give Buyer reasonable advance notice of any planned or proposed transfer, disposition, purchase or sale by the Company or any of its Subsidiaries of any restaurant units and shall confer and consult with Buyer prior to the consummation of any such transfer disposition or sale; provided, however, that prior to Closing Seller shall retain absolute discretion as to whether to effect any such sale.

                  Section 6.4 Restructuring Transactions. Prior to or contemporaneously with the Closing:

                  (a) Seller shall cause the Company to transfer, by dividend, sale or otherwise, all of the capital stock of MRO Mid-Atlantic Corp. and FFM, held directly or indirectly by the Company, to Seller or an Affiliate of Seller.

                  (b) Seller shall cause FFM to transfer to the Company, by dividend or otherwise, the net assets of Hardee's Equipment Division owned by FFM.

                  (c) Seller shall cause the Company and MRO-Mid Atlantic Corp. to execute and deliver, and shall itself execute and deliver or shall cause an Affiliate of Seller to execute and deliver, an agreement in substantially the form set forth in Annex 6.4(c) (the "Roy Rogers Agreement").

                  (d) Seller shall cause the Company to transfer to Seller, by quitclaim deed or the equivalent (i) all of its right, title and interest in and to the real property and all improvements thereon located at the airport across the street from the Company's headquarters (the "Airport Property") and (ii) all of its rights under any agreements related to the Airport Property, including, without limitation, any agreements providing for the sharing of any Losses related to the Airport Property; and Seller shall assume all liabilities arising out of, or in connection with, the ownership of the Airport Property.

                  (e) The Company shall increase its insurance reserve to an amount agreed by the parties in good faith based on an actuarial review performed by a nationally recognized firm of actuaries.

                  (f) Seller shall cause MRO Mid-Atlantic Corp. to transfer to the Company all of its ownership or equity interest in Leased Restaurant Partner Partnership such that the Restructured Business Entities shall thereafter own 100% of all ownership or equity interests in such partnership.

                  (g) Seller shall (i) cause the Company to sell, transfer and assign to Persons specified by Seller any and all assets not reflected on the December 31, 1996 balance sheet included in the Financial Statements and (ii) shall cause its Affiliates to sell, transfer and assign to the Company any and all assets reflected on such balance sheet.

                  (h) Seller, MRO and the Company shall enter into a management agreement, in a form reasonably acceptable to Seller and Buyer, under which the Company will manage and operate, for its own profit or loss, the restaurants set forth on Schedule 6.4(h) (the "MRO Restaurants"). The Company will be responsible for all expenses and obligations relating to the operations of the MRO Restaurants, including rent, taxes, insurance and related charges. With respect to each MRO Restaurant, the terms of such management agreement will extend through the earlier of (i) the termination or expiration of the lease relating to such MRO Restaurant or other disposition by MRO of the real property interest, or (ii) the date of written notice of termination of such management agreement for such MRO Restaurant by Seller.

                  Section 6.5 Certain Buyer and Seller Obligations and Agreements. (a) Buyer shall cause the Company, promptly following the Closing, to amend the Franchise Offering Materials, as amended, to reflect the purchase and sale of the Shares.

                  (b) Seller shall cause FFM and the Company, prior to the Closing, to enter into a Transitional Services Agreement, for a term of one year from the Closing Date, which shall provide FFM and the Restructured Business Entities with the right to use and have access to each other's informational systems in the same manner and to the same extent as of the date hereof and shall include such reasonable confidentiality provisions as the parties shall mutually agree.

                  (c) Buyer, Seller and the Company hereby agree that the Company and FFM shall, prior to the Closing, enter into a one year, rent free, real estate tax free, "no services" lease for the facilities and offices currently occupied by FFM and its employees on the date hereof.

                  Section 6.6 Employee Benefit Plans. (a) Any severance plans maintained by the Company or any of the Subsidiaries as of the Closing Date shall remain in effect without any modification adverse to the participants thereunder for at least eighteen (18) months after the Closing Date, and any participant in such plan whose employment is terminated and is otherwise eligible for severance benefits shall be entitled to severance benefits (the "Severance Benefits") based upon base pay and employment position at levels at least equal to those applicable as of the Closing Date (other than on account of any reduction in position voluntarily agreed to in writing by any participant); provided, that if the Company and any employee (each a "Retained Employee") agree to any different compensation and benefit arrangement with respect to such Retained Employee, the Company shall have the right to modify such severance plans in a manner adverse to such Retained Employee. "Severance Benefits" shall include severance benefits payable pursuant to the agreements referred to in
Section 3.10(a)(v).

                  (b) Buyer and Seller agree that Buyer shall cause the Company to promptly pay all Severance Benefits as they become due. Seller shall promptly reimburse Buyer for fifty percent (50%) of the Adjusted Severance Cost, upon written notice containing appropriate information concerning the payment of such amount by the Buyer or any of its Affiliates. For purposes of this Agreement, Adjusted Severance Cost shall be equal to the aggregate amount of Severance Benefits, other than Severance Benefits paid to Retained Employees, paid by the Company or its Affiliates within one year of the Closing Date, to the extent and only to the extent such amount exceeds $2,500,000. The maximum amount that Seller shall be liable to reimburse under this Section 6.6(b) shall be $5,300,000.

                  (c) Employees of the Company and the Subsidiaries shall be given credit for all service with the Company, the Subsidiaries and Seller and its Affiliates (including any other service credited for purposes of the Company Plans) under all employee benefits plans, programs and policies of Buyer in which they become participants for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under tax-qualified defined benefit pension plans where such accrual would result in a duplication of benefits). If employees of the Company and the Subsidiaries become participants in a medical, dental and health plan maintained by Buyer or any of its subsidiaries in the calendar year in which the Closing Date occurs, Buyer shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plan of the Company and the Subsidiaries and (ii) honor any deductible and out of pocket expenses incurred by such employees and their beneficiaries under the applicable medical, health or dental plans of the Company and the Subsidiaries during the portion of such calendar year preceding the Closing Date. If employees of the Company and the Subsidiaries become eligible to participate in a group term life insurance plan maintained by Buyer or any of its subsidiaries in the year in which the Closing Date occurs, Buyer shall cause such plan to waive any medical certification for such employees up to the amount of coverage the employees had under the life insurance plan of the Company and the Subsidiaries (but subject to any limits on the maximum amount of coverage under Buyer's life insurance plan).

                  (d) On and after the Closing Date, Buyer shall cause the Company to honor and discharge its obligations pursuant to the employment agreements referred to in Section 3.10(a)(v).

                  (e) On or before the Closing Date, the Company shall amend the Company's Retirement Plan (the "Retirement Plan") to make Seller the "plan sponsor" (as such term is defined in Section 3(16) of ERISA) thereof. The Company shall also make appropriate amendments to the Retirement Plan and the trust agreement thereunder to implement such change of plan sponsor. The Company shall take all other actions necessary to enable Seller to assume, and Seller hereby agrees to assume, all benefit liabilities and obligations with respect to the Retirement Plan.

                  (f) Seller shall retain all liability for the amounts payable to employees of the Company pursuant to the Imasco and Affiliated Companies Officer Pension Supplement.

                  (g) Buyer hereby agrees to comply with any applicable notice requirements under WARN or other similar Law of any jurisdiction relating to any plant closing or mass layoffs or as otherwise required by any such Law.

                  Section 6.7 Nominee to Board of Directors. If the Note Amount is $25,000,000 or more, Buyer shall, as soon as practicable following the Closing, if so notified by Seller, cause one individual nominated by Seller and approved by Buyer, which approval shall not be unreasonably withheld, to be elected to Buyer's board of directors, and shall use its best efforts to cause such nominee (or, in the event of the earlier death, incapacity or resignation of such nominee, a successor nominee nominated by Seller and approved by Buyer, which approval shall not be unreasonably withheld) to be reelected to such board for so long as the sum of the unpaid principal amount of the Note and the market value of the shares of Buyer Common Stock issued upon conversion of the Note held by Seller and its Affiliates, collectively (each calculated as of the last trading day of any calendar quarter following the Closing Date on each national securities exchange or automatic dealer quotation system on which the Buyer Common Stock may then be listed or traded) equals or exceeds $15,000,000; provided that the rights granted pursuant to this Section 6.7 shall not be assignable by Seller or its Affiliates, except to Seller or any such Affiliate.

                  Section 6.8 Note and Buyer Common Stock. Seller hereby agrees that if it receives the Note as part of the Purchase Price, it will not transfer such Note, or the Common Stock issuable upon conversion of such Note, to Persons other than its Affiliates (who shall agree to hold the Note subject to this Section 6.8) or Buyer for a period of 90 days following the Closing Date.

                  Section 6.9 Supply Agreement and Distribution Agreement. Buyer, Seller and the Company hereby agree that (i) the Company and FFM shall prior to the Closing enter into a Supply Agreement, effective as of Closing for a term of at least five years, in substantially the form attached hereto as Annex 6.9(a) (the "FFM Supply Agreement"), (ii) the Company and QVS, Inc. shall prior to Closing enter into a Supply Agreement, effective as of Closing for a term of at least five years, in substantially the form attached hereto as
Schedule 6.9(b) (the "QVS Supply Agreement" and, collectively with the FFM Supply Agreement, the "Supply Agreements"), and (iii) the Company and FFM shall prior to Closing enter into a Distribution Agreement, effective as of Closing for a term of at least seven years, in substantially the form attached hereto as Annex 6.9(c) (the "Distribution Agreement").

                  Section 6.10 Financing. Buyer shall use its best efforts to complete a public offering of its equity securities such that Buyer receives net proceeds of at least $100,000,000 therefrom.

                  Section 6.11 Receivables of HED. Immediately prior to Closing, the Company shall, or shall cause its Subsidiary to, assign to Seller or an Affiliate of Seller (the "Assignee"), without recourse, all of the Company's right to payment under the accounts receivable comprising the line item "Receivables" on the balance sheet of HED set forth in Schedule 6.11 (the "Receivables of HED"). Immediately following Closing, and continuing until such time as at least 97% of such accounts receivable have been paid in full, Buyer shall cause the Company, as agent for the Assignee, to use commercially reasonable efforts to collect the Receivables of HED as they become due; provided, however, that Buyer shall have no obligation to cause the Company to initiate any litigation or other proceedings in order to collect any of the Receivables or to resolve any dispute with any account debtor with respect to any of the Receivables of HED; provided, further, that Buyer shall cooperate in any litigation or other proceedings initiated by Seller to collect any of the Receivables or to resolve any dispute with any account debtor with respect to any of the Receivables of HED. Buyer shall cause the Company to pay over such receipts to the Assignee, promptly upon the receipt thereof and to comply with reasonable collection and payment allocation policies which Seller and Buyer shall agree upon in good faith.

                  Section 6.12 Retention of Books and Records. Buyer shall cause the Company and the Subsidiaries to retain, until all applicable tax statutes of limitations (including periods of waiver) have expired, all books, records and other documents pertaining to the Company and the Subsidiaries in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by Seller or its agents at Seller's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After the expiration of such period, no such books and records shall be destroyed by Buyer without first advising the tax director of Seller in writing detailing the contents thereof and giving Seller at least 120 days to obtain possession thereof. Seller agrees that such records will be kept strictly confidential and used only for tax purposes.

                  Section 6.13 Closing Date Financial Statements. For a period of one year from and after the Closing Date, to the extent reasonably necessary for Seller or its Affiliates to prepare consolidated financial statements or any governmental permits, licenses or required filings and to comply with reporting obligations in respect thereof, upon written request of Seller, the Company and the Subsidiaries will provide, and Buyer shall use its best efforts to cause the Company and the Subsidiaries to provide, to Seller and its accountants within twenty (20) business days of such request with such computer support, access to employees and Buyer's accountants and financial information of the Company or the Subsidiaries as of the Closing Date as Seller may reasonably request in the format customarily required by Seller or its Affiliates of subsidiaries and, upon Seller's request, it will be accompanied by supplemental financial schedules customarily required by Seller or its Affiliates of subsidiaries in support of such financial information. Seller agrees that such records will be kept strictly confidential and used only for tax purposes.

                  Section 6.14 Delivery of Corporate Minutes and Bank Signature Cards. At the Closing, Seller shall deliver to Buyer the minutes and stock books of the Company and each of the Subsidiaries, and promptly following the Closing shall deliver signature cards from all banks or financial institutions with which the Company or any Subsidiary has any account designating signatures approved by Buyer.

                  Section 6.15 Further Assurances. At any time after the Closing Date, Seller and Buyer shall, and Buyer shall cause the Company or any Subsidiary to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or Seller, as the case may be, and necessary for Buyer or Seller, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.


                                   ARTICLE VII

                              Conditions to Closing

                  Section 7.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

                  (a) Each of the representations and warranties of Seller contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Seller to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Buyer shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Seller by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

                  (b) Seller shall have delivered to Buyer resignations of all directors of the Company and the Subsidiaries and all officers of the Company and the Subsidiaries who are not also employees of the Company or a Subsidiary.

                  (c) Buyer shall have completed a public offering of its equity securities with net proceeds of at least $100,000,000.00.

                  (d) Upon consummation of the Closing, there shall not occur an Event of Default, or any event which with the lapse of time or the giving of notice or both would become an Event of Default under the documents listed on Schedule 7.1.

                  Section 7.2 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Seller on or prior to the Closing Date of each of the following conditions:

                  (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Seller shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Buyer by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

                  (b) If the Note is issued and delivered pursuant to this Agreement, Seller shall have received from Stradling, Yocca, Carlson & Rauth, counsel to Buyer, an opinion, dated as of the Closing Date, substantially in the form of Annex 7.2(b) hereof.

                  (c) If the Note is issued and delivered pursuant to this Agreement, Buyer shall have executed and delivered the Registration Rights Agreement.

                  (d) Upon consummation of the Closing, there shall not occur an Event of Default, or any event which with the lapse of time or the giving of notice or both would become an Event of Default under the documents listed on Schedule 4.5.

                  Section 7.3 Conditions to Obligations of Buyer and Seller. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by both parties on or prior to the Closing Date of the following conditions:

                  (a) Each party shall have duly filed with the FTC and the Antitrust Division the Report required under the HSR Act with respect to the sale and purchase of the Shares and the waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been earlier terminated by the FTC or the Antitrust Division.

                  (b) No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of the Closing.

                  (c) The Restructuring Transactions shall have been consummated.

                  (d) The Company and FFM or QVS, as the case may be, shall have entered into the Supply Agreements.

                  (e) The Company and FFM shall have entered into the Distribution Agreement.


                                  ARTICLE VIII

                                   Termination

                  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by either Buyer or Seller, by giving written notice of such termination to the other party, if such other party shall breach any of its material obligations or agreements under this Agreement and such breach shall be incapable of cure or has not been cured within sixty (60) days following the giving of written notice of such breach to the breaching party; or

                  (b) by either Buyer or Seller, by giving written notice of such termination to the other party, if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the

Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

                  (c) by Seller, by giving written notice of such termination to Buyer, if Buyer shall not have satisfied the condition set forth in Section 7.1(c) on or prior to the date one year subsequent to the date hereof; or

                  (d) by Seller or Buyer, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to the date one year subsequent to the date hereof.

                  Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 10.2, 10.3 and
10.11 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.


                                   ARTICLE IX

                          Survival And Indemnification

                  Section 9.1 Survival of Representations, Warranties, Covenants and Agreements; Knowledge of Breach. (a) Notwithstanding any otherwise applicable statute of limitations, the representations and warranties included or provided for herein shall survive the Closing until one year after the Closing Date; provided, however, that (i) any representation or warranty contained in Sections 3.12, 3.18, 4.2 and 4.4 and Article V hereof shall survive the Closing until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, (ii) the representations and warranties contained in Section 3.16 shall survive the Closing until fifteen (15) months after the Closing Date and (iii) the representations and warranties contained in Sections 3.1, 3.2 and 3.3 shall survive the Closing indefinitely. The covenants and other agreements contained in this Agreement to be performed on or after Closing shall survive the Closing until the date or dates specified therein or (except as to Section 6.5(a)) the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, whichever is later. Except with respect to (i) any liabilities assumed by Seller pursuant to Sections 6.4 (including the agreements described therein), 6.6(b), 6.6(f) and the last sentence of Section 6.6(e), (ii) any Losses arising out of the use or operation of the Airport Property, including any Losses arising under or pursuant to any Environmental Law, notwithstanding whether any such Losses arise out of a breach of any representation or warranty hereunder, and (iii) the representations, warranties, covenants and agreements contained in Sections 3.18 and 4.2 and Article V hereof, in no event shall Buyer be liable to Seller or Seller be liable to Buyer, as the case may be, for any breach of the representations, warranties, covenants and agreements included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, unless and until all Losses for which damages are recoverable hereunder by Buyer or Seller, as the case may be, exceed $5,000,000 (the "Deductible"), in which case Buyer or Seller, as the case may be, shall be entitled to damages in an amount up to the sum of (i) thirty-three percent (33%) of the Purchase Price in the aggregate, less (ii) amounts actually paid by Seller pursuant to the documents listed in
Schedule 9.1; provided, however, that Buyer or Seller, as the case may be, shall be liable only for the amount by which all such recoverable damages exceed the Deductible.

                  (b) No party hereto shall be deemed to have breached any representation, warranty, covenant or agreement if (i) such party shall have notified the other parties hereto in writing, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty, covenant or agreement, specifically referring to the provisions of this Agreement so breached or rendered inaccurate, and (ii) such other parties have permitted the Closing to occur and, for purposes of this Agreement, are thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this Section 9.1(b) shall not preju-dice the rights of the parties pursuant to Article VII hereof not to consummate the transactions contemplated by this Agreement or to recover damages incurred as a result of such breach or inaccuracy.

                  Section 9.2 Indemnification by Buyer.

                  (a) For the period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 9.1(a) hereof Buyer shall, subject to the limitations set forth in Sections 9.1(a) and 9.1(b) hereof, indemnify, defend and hold harmless Seller and its Affiliates, and their respective directors, officers, employees, shareholders, attorneys, accountants and agents ("Seller Indemnified Parties") against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses incurred in investigating, preparing or defending any claims covered hereby) (collectively, "Losses") sustained or incurred arising out of any breaches of Buyer's representations, warranties, covenants and agreements set forth in this Agreement (other than representations, warranties, covenants and agreements set forth in Article V, as to which the indemnification provisions set forth in Article V shall govern).

                  (b) For the period commencing on the Closing Date, Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties against and in respect of (i) all Losses sustained or incurred, or otherwise arising in connection with the Restructured Business and (ii) any liabilities assumed by Buyer pursuant to Section 6.6(b); provided, however, Buyer shall have no obligation hereunder in respect of (i) any liabilities assumed by Seller pursuant to Sections 6.4 (including the agreements described therein), 6.6(b), 6.6(f) and the last sentence of Section 6.6(e), (ii) any Losses arising out of the use or operation of the Airport Property, including any Loss arising under any Environmental Law, notwithstanding whether any such Loss arises out of a breach of any representation or warranty hereunder, or (iii) any Losses for which Seller is otherwise obligated to indemnify Buyer pursuant to Section 9.3.

                  (c)      Any payments pursuant to this Section 9.2 or
Article V shall be treated as an adjustment to the Purchase
Price for all Tax purposes.

                  Section 9.3 Indemnification by Seller. (a) For the period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 9.1(a) hereof Seller shall, subject to the limitations set forth in Sections 9.1(a) and 9.1(b) hereof, indemnify, defend and hold harmless Buyer and its Affiliates, and their respective directors, officers, employees, shareholders, attorneys, accountants and agents ("Buyer Indemnified Parties" and, collectively with the Seller Indemnified Parties, the "Indemnified Parties") against and in respect of all Losses sustained or incurred arising out of any breaches of Seller's or the Company's representations, warranties, covenants and agreements set forth in this Agreement (other than representations, warranties, covenants and agreements set forth in Article V, as to which the indemnification provisions set forth in
Article V shall govern).

                  (b) For the period commencing on the Closing Date, Seller shall indemnify, defend and hold harmless the Buyer Indemnified Parties against and in respect of (i) all Losses sustained or incurred in connection with any liabilities assumed by Seller pursuant to Sections 6.4 (including the agreements described therein), 6.6(b), 6.6(f) and the last sentence of Section 6.6(e), and
(ii) all Losses arising out of the use or operation of the Airport Property, including any Loss arising under any Environmental Law, notwithstanding whether any such Loss described by this clause (ii) arises out of a breach of any representation or warranty hereunder; provided, however, Seller shall have no obligation hereunder in respect of any liabilities assumed by Buyer pursuant to
Section 6.6(b) or any Losses for which Buyer is otherwise obligated to indemnify Seller pursuant to Section 9.2.

                  (c)      Any payments pursuant to this Section 9.3 or
Article V shall be treated as an adjustment to the Purchase
Price for all Tax purposes.

                  Section 9.4 Indemnification as Sole Remedy. The indemnity provided herein and in Article V hereof as it relates to this Agreement and the transactions contemplated by this Agreement shall be the sole and exclusive remedy of the parties hereto, their Affiliates, successors and assigns with respect to any and all claims for losses, damages, liabilities, costs and expenses sustained or incurred arising out of this Agreement and the transactions contemplated by this Agreement, except for the right of the parties hereto to seek specific performance of the obligations set forth in Article II and Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 of this Agreement.

                  Section 9.5 Method of Asserting Claims, Etc. All claims for indemnification by the Indemnified Parties hereunder shall be asserted and resolved as set forth in this Section 9.5 except for claims pursuant to Article V hereof (as to which the provisions of Article V shall be applicable). In the event that any written claim or demand for which Buyer or Seller, as the case may be (the "Indemnifying Party") would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than fifteen (15) days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not in any manner prejudice the right of the Indemnified Party to indemnification to the fullest extent provided hereunder) (the "Third Party Claim Notice") and in the event that an Indemnified Party shall assert a claim for indemnity under this Article IX, not including a third party claim, the Indemnified Party shall notify the Indemnifying Party promptly following its discovery of the facts or circumstances giving rise thereto (together, with a Third Party Claim Notice, a "Claim Notice"); provided, that no such notice need be provided to an Indemnifying Party if the Deductible has not been exceeded and will not be exceeded by such claim or demand; and provided, further, that the failure to notify on the part of the Indemnified Party in the manner set forth herein shall not foreclose any rights otherwise available to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to notify. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Third Party Claim Notice (except that such a period shall be decreased to a time ten (10) days before a scheduled appearance date in a litigated matter) (the

"Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in
Section 9.1 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and by counsel reasonably acceptable to the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of, or which would otherwise have a material adverse effect on, the Indemnified Party or any subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion of any such claim or demand as to which such defense is unsuccessful (and all reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1 hereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel reasonable access to all business records and other docu-ments relevant to such defense or settlement, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its best efforts in the defense of all such claims, and in connection therewith shall be entitled to reimbursement by the Indemnifying Party of expenses directly related to efforts undertaken at the specific request of the Indemnifying Party.


                                    ARTICLE X

                                  Miscellaneous

                  Section 10.1 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 10.2 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

                  Section 10.3 Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

                  Section 10.4 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that Seller shall have the right to assign any of its rights under this Agreement to any of its Affiliates, so long as Seller remains liable for such Affiliate's obligations hereunder.

                  Section 10.5 Entire Agreement. This Agreement (including all Annexes and Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

                  Section 10.6 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

                  Section 10.7 Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 10.8 Schedules. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion therein shall expressly not be deemed to constitute an admission by Seller, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

                  Section 10.9 Counterparts. This Agreement and any amendments hereto may be executed in one or more coun terparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                  Section 10.10 Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 10.11 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                           (a)      if to Seller or, prior to Closing, the
         Company, to:

                              Imasco Holdings, Inc.
                              c/o Imasco Limited
                              600 de Maisonneuve Blvd. West
                              20th Floor
                              Montreal, Canada H3A 3K7
                              Attention:  Roy R. Schwartz

                           With a copy to:

                              Sullivan & Cromwell
                              125 Broad Street
                              New York, New York 10004

                              Attention: David M. Kies

                           (b)      if to Buyer or, after the Closing, the
         Company, to:

                              CKE Restaurants, Inc.
                              1200 North Harbor Boulevard
                              Anaheim, California 92803

                              Attention:  Andrew F. Puzder

                           With a copy to:

                              Stradling, Yocca, Carlson & Rauth
                              660 Newport Center Drive, Suite 1600
                              Newport Beach, California  92660

                              Attention: C. Craig Carlson

Any notice given by mail shall be effective when received.

                  SECTION 10.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH
SECTION 10.11 OF THIS AGREEMENT.

                  Section 10.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                       IMASCO HOLDINGS, INC.


                                       By: /s/ LLOYD SCHNELL
                                          ------------------------------------
                                          Name:   Lloyd Schnell
                                          Title:  President


                                       HARDEE'S FOOD SYSTEMS, INC.


                                       By: /s/ RICHARD HALL
                                          ------------------------------------
                                          Name:   Richard Hall
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer


                                       CKE RESTAURANTS, INC.


                                       By: /s/ ANDREW F. PUZDER
                                          ----------------------------------
                                          Name:   Andrew F. Puzder
                                          Title:  Executive Vice President